VOTING TRUST AGREEMENT

                               September 2, 1997


            This VOTING TRUST AGREEMENT (this "Trust Agreement") is made by and between the undersigned ("Stockholder") and A. Dale Mayo (the "Trustee").

            Stockholder owns in the aggregate 7,500 shares (the "Stock") of the common stock of Clearview Cinema Group, Inc., a Delaware Corporation (the "Company"). The Stock is subject to a Registration Rights Agreement dated as of May 23, 1997, among the Company, the Stockholder, the Trustee and the other parties named therein.

            In accordance with Section 218 of the General Corporation Law of the State of Delaware, the Stockholder desires to enter into this Voting Trust Agreement with respect to the Stock, and the Trustee is willing to accept the voting rights in respect of the Stock and to serve as the voting trustee under the terms and conditions hereof.

            The parties hereto, intending to be legally bound hereby, agree as follows:

            1. Simultaneously with the execution and delivery hereof, the Stockholder shall deliver the certificates representing the Stock, duly executed for transfer, to Mayo to be held under this Trust Agreement.

            2. (A) Promptly after the delivery required by paragraph 1, the Trustee shall deliver the certificates representing the Stock to the Company for transfer and shall cause the shares represented thereby to be transferred to his name as Trustee under this Trust Agreement. The new certificates representing the Stock registered in the name of the Trustee shall be delivered to the Trustee by the Company, and the Trustee shall hold those certificates in his custody.

                  (B) The Trustee shall hold the shares of the Stock transferred to him hereunder, and all other shares of the common stock that the Stockholder shall transfer to him, in trust for the purposes and subject to the terms and conditions of the Agreement.

            3. At the same time as the delivery by the Trustee of the certificates to the Company in accordance with the provisions of paragraph 2, the Trustee shall issue to the Stockholder a Voting Trust Certificate for the number of shares of the Stock deposited by the Stockholder, which Voting Trust Certificate shall be in substantially the following form:

                                  [Front Side]

                          CLEARVIEW CINEMA GROUP, INC.
                            (a Delaware corporation)

Certificate No. _____                                               _____ Shares


                            VOTING TRUST CERTIFICATE


                  THIS IS TO CERTIFY that, subject to the provisions hereof and of the Trust Agreement as hereinafter defined, Craig Zeltner, or registered assigns, will be entitled to receive upon the termination of the Trust Agreement, but only upon surrender of this certificate, a certificate or certificates for _____ shares of common stock of Clearview Cinema Group, Inc., a Delaware corporation (hereinafter called the "Company"), or of any other corporation into which shares of common stock of the Company shall have been reclassified or converted, or for which they shall have been exchanged.

                  Until the expiration or termination of the Trust Agreement, the undersigned Trustee shall pay or deliver all cash dividends, and certain other distributions mentioned in the Trust Agreement, on or in respect of the common stock from time to time held by the undersigned Trustee thereunder, to the person who, on the record date for the determination of stockholders entitled to receive the dividends and other distributions, was the registered owner of this Voting Trust Certificate.

                  This certificate has been issued under and pursuant to the provisions of a Voting Trust Agreement (the "Trust Agreement"), by and between Craig Zeltner, as a stockholder of the Company and A. Dale Mayo, as Trustee, dated as of September __, 1997, as the same may be amended from time to time. The Trust Agreement more fully defines and sets forth the rights and obligations of the owner and holder of this certificate and of the Trustee and is incorporated in and made a part of this Voting Trust Certificate with the same effect as if set forth in full.

                  Subject to any restriction contained on the reverse side of this certificate, this Voting Trust Certificate is transferable by its registered owner, in person or by duly authorized attorney, on the books to be maintained for that purpose by the undersigned Trustee, upon the terms and conditions provided in the Trust Agreement.


                  WITNESS THE DUE EXECUTION HEREOF on this ______ day of ____________, 199_.



                                    ________________________(SEAL)
                                    A. Dale Mayo
                                    Trustee under Voting Trust
                                    Agreement, dated September __, 1997.

                                 [Reverse side]

            The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state Blue Sky or securities laws. These securities cannot be resold without registration under such Act or applicable state securities laws or an exemption therefrom.

            In addition, the securities represented by this certificate are subject to a Registration Rights Agreement dated May 23, 1997 among the Company and the parties named therein, as the same may be modified from time to time, and may not be sold, offered, transferred, assigned, pledged, hypothecated or otherwise disposed of except in compliance with the provisions of that agreement.

            4. The Voting Trust Certificate issued under this Trust Agreement shall be transferable in the same manner, with the same effect, and subject to the same restrictions as certificates for shares of the Stock. The Voting Trust Certificate shall be transferable only at the principal executive office of the Company or at any other place that the Company may maintain for its corporate books and records.

            5. The Trustee has no authority to sell or otherwise dispose of or encumber any of the Stock.

            6. The Trustee shall possess and be entitled, subject to the provisions of this Agreement, to exercise all the rights and powers of an absolute owner of all the shares of Stock deposited under this Trust Agreement, including without limitation the right to receive dividends on the Stock (subject to paragraph 7 below) and the right to vote, consent in writing, or otherwise act with respect to any corporate or stockholders' action, to increase or reduce the capital stock of the Company, to classify or reclassify any of the shares as now or hereafter authorized into preferred or common stock or other classes of stock with or without par value, to amend the Certificate of Incorporation or by-laws of the Company, to merge or consolidate the Company with other corporations, to sell all or any part of its assets, to create any mortgage lien on any of its property, or for any other corporate act or purpose. Except as otherwise provided herein, no voting right shall pass to others by or under the Voting Trust Certificate or by or under this Trust Agreement or by or under any agreement express or implied. All shares of Stock shall be voted as directed by the Trustee and shall be deemed to be represented for the purposes of determining a quorum.

            7. (A) All dividends paid on the Stock from time to time held under this Trust Agreement, except stock dividends, shall be remitted by the Trustee, promptly upon receipt, to the person or persons who, on the record date for the determination of stockholders entitled to receive the dividends, were the record owners of the Voting Trust Certificates representing the shares on which the dividends were declared.

                  (B) Dividends paid in shares of common stock of the Company shall be retained by the Trustee and added to the Stock held under this Trust Agreement. The Trustee shall promptly issue to the appropriate persons Voting Trust Certificates representing any Stock that the Trustee shall receive as a dividend and retain in accordance with the provisions of this paragraph 7. Those Voting Trust Certificates shall be in the form as set forth in this Trust Agreement, with any changes that are appropriate.

                  (C) All warrants or rights to subscribe to any class of voting stock of the Company ("Warrants") that shall be received by the Trustee in respect or on account of the

Stock held under this Trust Agreement shall be distributed by the Trustee to the holders of the Voting Trust Certificates in the same manner as he is required to distribute cash dividends under this Trust Agreement. If any voting stock is purchased by the Stockholder pursuant to the Warrants, the Stockholder shall immediately deliver the certificates representing all the shares of stock so purchased, duly executed for transfer, to the Trustee to be added to the Stock held under the Trust Agreement. The Trustee shall promptly issue to the Stockholder Voting Trust Certificates representing any Stock that shall be so delivered to and held by the Trustee in accordance with the provisions of this paragraph 7. The Voting Trust Certificates shall be in the form as set forth in this Trust Agreement, with any changes that are appropriate. No sale or other transfer of any of the Warrants shall be made without first offering the Company a prior opportunity to purchase the Warrants for a reasonable amount.

            8. The Stockholder, at any time from and after the date of this Trust Agreement, must deposit any additional capital stock of the Company purchased or owned by him (but not specifically described within the Trust Agreement) with the Trustee and such Additional shares of Stock so deposited shall become subject to all the terms and conditions of this Trust Agreement to the same extent as if it were originally deposited under this Trust Agreement; provided, however, that any shares of capital stock of the Company purchased by such stockholder in a public market from and after the date the Company consummates an underwritten public offering shall not be subject to this Voting Trust Agreement.

            9. (A) If, as the result of any split-up, combination or reclassification of any Stock held by the Trustee under this Trust Agreement, or as the result of any merger, consolidation, reorganization or sale of assets to which the Company shall be a party, the Stock held by the Trustee under this Trust Agreement shall be reclassified, converted into or become exchangeable for any other securities, either of the Company or of any other corporation, the Trustee shall exchange or surrender the Stock held by it for those other securities and shall deliver the certificates evidencing the same to the Company or other appropriate agency in exchange or surrender. The Trustee shall hold the securities received upon the exchange or surrender for the purposes and upon the same conditions as are provided in this Trust Agreement in respect of the shares of the Stock.

                  (B) Upon any exchange or surrender, the Trustee may, if he considers it to be advisable, issue new Voting Trust Certificates in lieu of and in exchange for the outstanding Voting Trust Certificates. The Voting Trust Certificates shall be in the form set forth in this Trust Agreement, with any changes that are appropriate.

            10. (A) The Trustee may serve as a director or officer of the Company or any successor corporation, and he or any firm of which he may be a member, or any corporation of which he may be a stockholder, director or officer, may contract with the Company or any successor corporation, or be pecuniarily interested in any transaction to which the Company or any successor corporation may be a party, or in which it may be interested, as fully as though he were not a Trustee.

                  (B) The Trustee shall not be liable to any stockholder or the registered owner or holder of any Voting Trust Certificate for any error of judgment or for any neglect, default, negligence (including gross negligence) except for his own willful and deliberate malfeasance.

                  (C) The Trustee shall not receive any compensation for his services as Trustee, and he shall not be required to give any bond or security for the discharge of his duties as Trustee.

                  (D) The Trustee hereby accepts the trust hereunder, subject to all the terms and conditions contained in this Trust Agreement, and he agrees to exercise the powers and perform the duties of Trustee as set forth in this Trust Agreement.

            11. (A) The trust created by this Trust Agreement is expressly declared to be irrevocable.

                  (B) (i) This Trust Agreement shall terminate with respect only to the shares of Stock that are sold by the Stockholder (a) from and after the date the Company consummates an underwritten public offering, pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, (b) pursuant to the registration rights granted to the Stockholder in the Stockholders
Agreement, or (c) pursuant to the right of participation granted to the Stockholder in the Registration Rights Agreement. A termination of this Trust Agreement as to any shares of Stock sold pursuant to clauses (a), (b) or (c) of the preceding sentence shall not affect any shares of Stock continuing to be owned by the Stockholder (the "Remaining Shares"), and this Trust Agreement shall continue in force with respect to the Remaining Shares until terminated pursuant to Paragraph 11(B)(ii).

                  (ii) This Trust  Agreement shall terminate upon the earlier of
(a) the twentieth anniversary hereof, (b) written notice of termination by the Trustee, or (c) the death of the Trustee.

                  (C) (i) In the event of any proposed sale of Stock pursuant to clauses (a), (b) or (c) of the first sentence of Paragraph 11(B)(i), the Stockholder shall notify the Trustee of the proposed sale and of the number of shares to be sold, and, upon receipt of (a) confirmation, in a form reasonably requested by the Trustee, of the consummation of the sale and (b) the Voting Certificate(s) representing the purchased Stock, the Trustee shall deliver or request that the Company deliver to the purchaser stock certificates for the purchased Stock, and, if necessary, shall deliver to the Stockholder a Voting Certificate for the Remaining Shares.

                  (ii) In the event of termination of this Trust Agreement pursuant to Paragraph 11(B)(ii), as soon as practicable after the termination, the Trustee shall deliver to or upon the order of the registered owners of the Voting Trust Certificates, and upon surrender thereof, the shares of Stock represented thereby, together with any other shares of voting stock of the Company subject to this Trust Agreement.

            12. Any notice or other communication required or permitted by this Trust Agreement to be given by any party hereto shall be in writing, and any communication and payment or delivery of securities required to be made by any party to any other party shall be sent by first class prepaid mail, certified or registered, return receipt requested, addressed in the case of the Stockholder, to the address that is provided by the Stockholder and, in the case of the Trustee to:

                        A. Dale Mayo
                        7 Waverly Place
                        Madison, New Jersey 07940

or in any other manner as any party shall hereafter designate by notice to the other party.

            13. This Trust Agreement shall be legally binding upon, and shall inure to the benefit of, the Stockholder and his respective heirs, legal representatives, and permitted successors and assigns.

            14. The validity and effectiveness of this Trust Agreement shall be governed by, and its provisions shall be construed and enforced in accordance with, the laws of the State of

 Delaware.

            15. If, for any reason, any provision or part of this Trust Agreement is held invalid, that invalidity shall not affect any other provision or the rest of provision of this Trust Agreement, as the case may be, and each provision or part shall, to the full extent consistent with law, continue in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement as of the day and year first above written.


                                        Stockholder:

                                        ----------------------------------------
                                        Craig Zeltner




                                        Trustee:

                                        ----------------------------------------
                                        A. Dale Mayo